UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — May 28, 2010

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02       Results of Operations and Financial Condition

On May 20, 2010, Assured Guaranty Ltd. (“AGL”) made available on the Investor Information section of its website the Assured Guaranty Re Ltd. Consolidated Financial Statements for the Fiscal Year Ended December 31, 2009.

A copy of the Assured Guaranty Re Ltd. Consolidated Financial Statements can be obtained from AGL’s website at http://www.assuredguaranty.com/Content/ContentDisplay.aspx?ContentID=3035.

Item 5.05       Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

AGL has revised its code of conduct and released it on May 27, 2010.  The revised code of conduct expands the existing code with guidelines and additional examples.  In the code, AGL has also revised its policy on political contributions and activities, business entertainment and gifts, and its anti-bribery policy to incorporate changes in the law and in prevailing practice.  AGL has also added rules with respect to use of information technology resources.  In addition, certain technical, administrative and other non-substantive amendments have been made.  While certain amendments relate to elements of the “code of ethics” definition under Securities and Exchange Commission regulations, AGL has not amended the substantive nature of those elements as they appeared in the code of conduct prior to the amendments.  A copy of amended and restated code of conduct has been posted on AGL’s website at www.assuredguaranty.com and can be accessed by clicking on “Investor Information,” followed by “Corporate Governance” and the relevant button under the Corporate Governance listing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

	By:	/s/ James M. Michener
		Name:	James M. Michener
		Title:	General Counsel

DATE: May 28, 2010

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